UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2009

______________________

FIRSTFED FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-9566	95-4087449
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

12555 W. Jefferson Boulevard Los Angeles, California		90066
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (310) 302-5600

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 26, 2009, NYSE Regulation, Inc. (the “NYSE”) announced that it determined that the common stock of FirstFed Financial Corp. (the “Company”) should be suspended from trading prior to market opening on Wednesday, March 4, 2009 as a result of the Company’s failure to satisfy the NYSE's continued listing standards.  Specifically, the Company no longer complies with Rule 802.01B as such rule is currently in effect, which requires that the Company’s average global market capitalization over a consecutive 30-day trading period not be less than $15 million.  The NYSE announced further that it intends to apply to the Securities and Exchange Commission to delist the Company's common stock pending completion of applicable procedures, including any appeal by the Company of the NYSE's decision.  The Company does not currently intend to take any further action to appeal the NYSE’s decision.  The Company expects its common stock to be quoted on the over-the-counter market beginning on March 4, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTFED FINANCIAL CORP.
(Registrant)

February 26, 2009	By: /s/	Babette E. Heimbuch
Babette E. Heimbuch
Chief Executive Officer